UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CLEANTECH BIOFUELS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CleanTech Biofuels, Inc.
7386 Pershing Ave.
St. Louis, Missouri 63130
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 17, 2008
TO OUR STOCKHOLDERS:
The 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of CleanTech Biofuels, Inc., a Delaware corporation (the Company”), will be held at 7386 Pershing Ave., St. Louis, Missouri 63130, beginning at 10:00 a.m. local time on June 17, 2008 for the following purposes:
1.	To elect two Class I Directors to serve until the Annual Meeting of Stockholders in the year 2011 or until their successor is duly appointed.

2.	To vote on an Amendment to increase the number of shares reserved for issuance under the Company’s 2007 Stock Option Plan from 7,000,000 shares to 9,000,000 shares.

3.	To approve the appointment of Larry O’Donnell C.P.A. as the Company’s auditor for 2008.

4.	To consider any other matters and transact such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on May 2, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of and number of shares registered in the name of each stockholder, will be open during usual business hours for the examination by any stockholder for any purpose germane to the Annual Meeting for ten days prior to the Annual Meeting at the office of the Company set forth above.
A copy of the Company’s annual report for its fiscal year ended December 31, 2007, accompanies this notice.
By Order of the Board of Directors,
MICHAEL D. KIME
Secretary
St. Louis, Missouri
May 14, 2008
WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE MEETING ACCORDING TO YOUR WISHES. YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE MEETING IN PERSON.

CleanTech Biofuels, Inc.
7386 Pershing Ave.
St. Louis, Missouri 63130
PROXY STATEMENT
SOLICITATION OF PROXIES
The enclosed proxy is solicited by the Board of Directors of CleanTech Biofuels, Inc. (the “Company”) to be voted at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held at 7386 Pershing Ave., St. Louis, Missouri 63130, beginning at 10:00 a.m. local time on June 17, 2008, or at any adjournment thereof. The accompanying Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed or given to stockholders on or about May 14, 2008. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope, and the shares represented thereby will be voted in accordance with your wishes.
Solicitation of proxies is being made by the Company and will be made primarily by mail. In addition to solicitation by mail, officers, directors and employees of the Company may solicit personally, by mail or telephone if proxies are not promptly received. The cost of solicitation will be borne by the Company and will include reimbursement paid to banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses of forwarding solicitation materials to the beneficial owners of the Company’s common stock.
The Company’s principal office is located at 7386 Pershing Ave., St. Louis, Missouri 63130
REVOCATION OF PROXY
If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company, Michael D. Kime, in writing at the principal office of the Company of such revocation at any time prior to the voting of the proxy. A properly executed proxy with a later date will also revoke a previously furnished proxy.
RECORD DATE
Only stockholders of record at the close of business on May 2, 2008 will be entitled to vote at the Annual Meeting or any adjournment thereof.
ACTIONS TO BE TAKEN UNDER PROXY
Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, that is, Edward P. Hennessey, or, if unable or unwilling to serve, Michael D. Kime, will vote:
1.
FOR the election of each of the persons named herein as a nominee for Class I Director of the Company, for a term expiring at the 2011 Annual Meeting of Stockholders or until his successor has been duly elected and qualified;

2.	FOR the increase in the number of shares under the Company’s 2007 Stock Option Plan from 7,000,000 shares to 9,000,000 shares total.

3.	FOR the ratification of the engagement of LARRY O’DONNELL, LLP as the Company’s independent registered public accounting firm; and

4.	According to such person’s judgment on the transaction of such other business as may properly come before the meeting or any adjournment thereof.
Should the nominees named herein for election as directors become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause a nominee to be unavailable to serve.

VOTING SECURITIES AND VOTING RIGHTS
As of the close of business on May 2, 2008, there were 58,232,591 outstanding shares of Common Stock, par value $0.001 per share, each of which is entitled to one vote on all matters submitted, including the election of directors. There are no cumulative voting rights.
A majority of the outstanding shares present or represented by proxy will constitute a quorum at the meeting. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect a person nominated for director. Shares present at the meeting but which abstain or are represented by proxies which are marked “WITHHOLD AUTHORITY’’ with respect to the election of a person to serve on the Board of Directors will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such proxies will have the same effect as a vote against the nominee as to which such abstention or direction applies. Shares not present at the meeting will not affect the election of a director.
The vote required for the approval of Proposal 2—Increase in the Number of Shares under Stock Option Plan and Proposal 3-Ratification of Appointment of Independent Registered Public Accounting Firm, and for any other matter properly brought before the meeting, will be the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Shares present at the meeting that abstain (including proxies which deny discretionary authority on any matters properly brought before the meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such matter. Shares not present at the meeting will not affect the outcome as to any such matter.
While counted for quorum purposes, shares represented by a proxy as to which there is a “broker non-vote” (for example, where a broker does not have discretionary authority to vote the shares) as to one or more matters to be voted on shall not be deemed represented at the meeting as to such matter or matters and, therefore, will have no effect thereon.
Votes will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and report the results to the Company.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of December 31, 2007 with respect to each person or group known by the Company to be the beneficial owner of more than five percent of its outstanding shares of Common Stock. Beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with the reporting requirements of the Securities and Exchange Commission.

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership		Percent of Class
Edward P. Hennessey, Jr. (1)	7,847,860	(1)	13.5%
7320 Forsyth Ave. Clayton, MO 63105

SRS Legacy Trust(2)	8,580,645	(2)	14.7%

RAM Resources, L.L.C.(3)(4)	6,630,520		11.4%
13397 Lakefront Drive Earth City, Missouri 63045

William Meyer(4)	3,997,512		6.9%

(1)	Amount represents shares owned by Supercritical Recovery Systems, Inc., of which Mr. Hennessey serves as President and a Member of the Board of Directors.

(2)
SRS Legacy Trust is an irrevocable trust of which Edward P. Hennessey, Jr. is a beneficiary. Michael Hennessey, Mr. Hennessey’s brother, has sole voting power, and Paul Simon, Jr., one of our directors, has sole dispositive power with respect to these shares.

(3)	Based on information available to us, we believe Rod Thomas is the manager and principal owner of RAM Resources, L.L.C. and therefore has sole voting and dispositive power over the shares held by RAM.

(4)	Amount includes 1,923,495 shares issuable upon exercise of a warrant to purchase such shares at a price of $0.13 per share.

SECURITY OWNERSHIP OF MANAGEMENT
Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of our shares, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table sets forth, as of March 31, 2008, the beneficial ownership of the outstanding Common Stock of each current director (including the nominees for election as directors), each of the executive officers named in the Summary Compensation Table set forth herein and the executive officers and directors as a group. Unless otherwise noted, the Company believes that all persons named in the table below have sole voting power and dispositive power with respect to all shares beneficially owned by them.

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership		Percent of Class
Edward P. Hennessey, Jr.	7,847,860	(1)	13.5%
Michael D. Kime	—		*	%
Thomas Jennewein	—		*	%
Benton Becker	83,330	(2)	*	%
Larry McGee	83,330	(2)	*	%
Ira Langenthal	83,330	(2)	*	%
Paul Simon	83,330	(2)	*	%
Total owned by All Executive Officers and Directors	8,181,180		14.0%

*	Less than 1%.

(1)	Includes the shares described in footnote 1 to the table “Security Ownership of Certain Beneficial Owners.”

(2)	Amount represents the vested portion, and the portion that will vest within 60 days hereof, of shares of restricted stock owned by such director.
PROPOSAL 1 — ELECTION OF DIRECTORS
INFORMATION ABOUT THE NOMINEES AND CURRENT DIRECTORS
The Company’s Restated Articles of Incorporation, as amended, and Amended and Restated By-laws provide for a division of the Board of Directors into three classes. One of the classes is elected each year to serve a three-year term. The terms of the current Class I Directors expire at the Annual Meeting.
The Company’s Amended and Restated By-Laws currently specify that the number of directors shall be not less than three nor more than nine, subject to amendment by the Board of Directors.
The number of directors currently authorized is five. Proxies solicited by the Company for the election of directors cannot be voted for a greater number of persons than the number of nominees named in the proxy.
The following table sets forth for each director, such director’s age, principal occupation for at least the last five years, present position with the Company, the year in which such director was first elected or appointed a director (each serving continuously since first elected or appointed), directorships with other companies whose securities are registered with the Securities and Exchange Commission, and the class of such director.
Class I: To be elected to serve as Director until 2011

			Service as
Name	Age	Principal Occupation	Director Since

Benton Becker	70	Mr. Becker has served as a Class I director of our board of directors since August 21, 2007. Mr. Becker has been engaged in the private practice of law in Miami Dade County, Florida since 1984. He also serves on the faculty of St. Thomas University School of Law in Miami, Florida, teaching Constitutional Law and previously served on the faculty of the University of Miami Law School. From 1992 to 2000 he served on the Board of Directors of Tengasco, Inc., an American Exchange public oil and gas company located in Knoxville, TN. Mr. Becker is a graduate of the University of Maryland where he received a B.A. in Psychology and the Washington	2007

			Service as
Name	Age	Principal Occupation	Director Since

		College of Law, American University, where he received a J.D. Prior to moving to Florida, Mr. Becker worked in Washington D.C., both in private practice and in public service. Mr. Becker served as legal counsel to President Gerald Ford during the time that President Ford assumed the Presidency. Mr. Becker has served in a number of distinguished positions inside the federal government and as legal counsel to government officials throughout his career.

Paul Simon, Jr.	49	Mr. Simon has served as a Class I director of our board of directors since August 21, 2007. He is a licensed attorney practicing in St. Louis, Missouri and has been a partner in the firm, Sauerwein, Simon, & Blanchard, P.C. since 2006. Prior to that time, he was a partner with the firm Halfrey, Simon and Jones, P.C. from 1994 until 2006. Mr. Simon is a graduate of the University of Missouri where he received his B.S. in Business Administration and St. Louis University School of Law where he received his J.D.	2007

Class II: To continue to serve as Director until 2009

			Service as
Name	Age	Principal Occupation	Director Since

Larry McGee	57	Mr. McGee was a Senior Vice President and Chief Development Officer with IESI Corporation in Fort Worth, Texas since 1998 until his retirement in 2005. Founded in 1995, IESI is an environmental services company that collects, transports and disposes of non-hazardous residential, industrial and commercial waste as well as providing recycling services. IESI was purchased by BFI Canada in 2005. Prior to joining IESI, Mr. McGee held a variety of management positions with various companies in the waste management industry from 1982 until 1998. Mr. McGee received his B.S. in Accounting from the University of Tennessee in 1973. From 1974 until 1981 he worked as a Certified Public Accountant.	2007

Ira Langenthal, Phd	70	Dr. Langenthal received his BSEE from City College of New York and M.Eng. and a Phd. (Statistical Communications/Information Theory) from Yale University. He also took courses at Stanford and Wharton in Finance and Accounting at Exeter in Corporate Finance and Strategic Planning and at the Levinson Institute in Leadership. Early in his career he was a consultant to various organizations including General Instruments. In 1967 Dr. Langenthal co-founded Signal Analysis Industries Corp. (SAJCOR), an instrument manufacturing company specializing in communications, acoustics and vibration and segments of the medical markets. In 1972, SAJCOR was purchased by Honeywell, Inc. Over the next 19 years Dr. Langenthal worked at Honeywell in positions of increasing responsibility in virtually every phase of business including positions as Director of Engineering, Vice President of Operations and Vice President and General Manager of Honeywell’s Test Instruments Division. He retired as a Vice President at Honeywell in 1991. Since his retirement, Dr. Langenthal has been active in the Colorado Business Incubator initiative and the Colorado Advanced Technology Institute advising entrepreneurs and start-up businesses. He also serves on the Board of Directors of several companies, including Colorado Med Tech, a NASDAQ listed corporation.	2007

Class I
III: To continue to serve as Director until 2010

			Service as
Name	Age	Principal Occupation	Director Since

Edward P. Hennessey	49	Mr. Hennessey currently is Chief Executive Officer and President of the Company, and serves as Chairman of the Board of Directors He also serves as a Class III director with a term that expires in 2010. Mr. Hennessey has been the President and CEO of SRS Energy since 2003, and as President of Supercritical Recovery Systems, Inc. prior to that time since 2002. Mr. Hennessey began his career in Finance with Shearson Lehman Brothers in 1986 and worked in the securities industry from 1986 until 2000.	2007
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CLASS I DIRECTORS.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES
Determination of Director Independence
Rules of The NASDAQ Stock Market LLC (“Nasdaq”) require that a majority of the Board of Directors be “independent,” as defined in Nasdaq Marketplace Rule 4200(a)(15). Under the Nasdaq rules, the Board of Directors must make an affirmative determination that a director is independent by determining that the director has no relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has reviewed the independence of its directors under the Nasdaq rules. During this review, the Board of Directors considered transactions and relationships between each director or any member of his family and the Company. The Board of Directors has determined that Messrs. Becker, Langenthal and McGee are independent under Nasdaq Rule 4200(a)(15).
Board of Directors and Committee Meetings; Annual Meetings; Corporate Governance
The Board of Directors meets throughout the year on a set schedule, and holds special meetings and acts by written consent from time to time as appropriate. Regularly scheduled meetings include sessions for the independent directors to meet without management present, and the lead independent director chairs these sessions. During 2007, four meetings of the Board of Directors were held. Each director attended in person or by phone 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during that portion of the 2007 fiscal year during which he or she was a director and (ii) the total number of meetings held during the period by all committees of the Board of Directors on which he or she served during that portion of the 2007 fiscal year. The 2008 Annual Meeting of Directors will be the first annual meeting of our Board of Directors. We intend to adopt a policy requiring attendance at all Annual Meetings at the 2008 Annual Meeting of Diirectors.
The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors has adopted a written charter for each committee. A current copy of each such charter is available on the Company’s website, http://www.cleantechbiofuels.com , and can be obtained free of charge by written request to the attention of the Secretary of the Company at the address appearing on the first page of this Proxy Statement or by telephone at (314) 802-8673.
Audit Committee
The Audit Committee is currently comprised of Messrs. McGee (Chairman), Becker and Langenthal, each of whom is “independent” in accordance with the Nasdaq standards, as well as the independence requirements for audit committee members under Rule 10A-3 promulgated under the Exchange Act. In addition, the Board of Directors has determined that McGeee is qualified as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission. The Audit Committee evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of the audits conducted by the Company’s independent public accountants and performs other functions or duties provided in the Audit Committee Charter. During the 2007 fiscal year, the Audit Committee held no meetings. The Audit Committee held its first meeting in February 2008.
Compensation Committee
The Compensation Committee is currently comprised of Messrs. McGee (Chairman) and Simon. The Compensation Committee reviews the Company’s remuneration policies and practices, including executive compensation, and administers the Company’s stock option plans. During the 2007 fiscal year, the Compensation Committee held one meeting.
Nomination of Directors
The Board of Directors does not currently have a standing Nominating Committee or a charter regarding the nominating process. The Board of Directors will give appropriate consideration to written recommendations from stockholders regarding the nomination of qualified persons to serve as directors of the Company, provided that such recommendations contain sufficient information regarding proposed nominees so as to permit the independent members of the Board of Directors to properly evaluate each nominee’s qualifications to serve as a director. Nominations must be addressed to the Secretary of the Company at its address appearing on the first page of this Proxy Statement. The Board of Directors may also conduct their own search for potential candidates that may include candidates identified directly by a variety of means as deemed appropriate by the independent directors.
There are no established term limits for service as a director of the Company. In general, it is expected that each director of the Company will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. In addition, it is expected that the Board of Directors as a whole will be made up of individuals with significant senior management and leadership experience, a long-term and strategic perspective and the ability to advance constructive debate.

Code of Ethics
All directors, officers and employees of the Company, including its Chief Executive Officer and its Chief Financial Officer, are required to comply with the Company’s Code of Ethics to ensure that the Company’s business is conducted in a legal and ethical manner. The Code of Ethics covers all areas of business conduct, including employment policies and practices, conflict of interest and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Ethics. The Company, through the Audit Committee, has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting control or auditing matters and to allow for the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters. The Company’s Code of Ethics can be found on its website, http://www.cleantechbiofuels.net, and can be obtained free of charge by written request to the attention of the Secretary of the Company at the address appearing on the first page of this Proxy Statement or by telephone at (314) 802-8670. Any changes to or amendments of the Code of Ethics will be posted on our website.
Director Compensation
The following table sets forth the compensation paid in fiscal year 2007 to our non-employee directors.

Restricted Stock
	Fees Earned or Paid in	Awards/Stock Options	Total
Name	Cash ($)	($)	($)

Benton Becker	—	—	—

Ira Langenthal	—	—	—

Larry McGee	—	—	—

Paul Simon, Jr.	—	—	—

COMPENSATION OF EXECUTIVE OFFICERS
2007 Compensation Discussion and Analysis
Overview
Our Board appoints the members of its Compensation Committee, which is composed entirely of independent directors, except for Paul Simon, Jr. The duties, responsibilities and authority of the Compensation Committee are prescribed by a Compensation Committee Charter, adopted by our Board. The Compensation Committee Charter is reviewed periodically and revised where appropriate. Two key aspects of the duties and responsibilities of the Compensation Committee are the administration of our compensation programs, including our equity incentive program, and the approval of compensation for our executive officers. The Compensation Committee has the authority to retain outside counsel and such other experts or consultants as it deems necessary to discharge its duties. Our Compensation Committee Charter can be found on our website at www.cleantechbiofuels.net.
Our Executive Compensation Policy
We believe that a critical factor in attracting and retaining talented and dedicated management that is necessary for our success is the establishment and fair implementation of a comprehensive executive compensation program. Accordingly, our overall compensation philosophy is to offer our executives and other members of our management team compensation and benefits that meet and enhance our goals of attracting, retaining and motivating highly skilled people to work together as a team to achieve our financial and strategic business objectives. In furtherance of this compensation philosophy, our executive compensation program is designed to:
•	provide fair and reasonable compensation that meets the competitive environment for executive talent;

•	help motivate the members of our executive team for excellent performance; and

•	align the interests of our executive team members with those of our stockholders and the long-term success of our company.

Compensation Committee Process
While all decisions regarding executive compensation are ultimately made by our Compensation Committee, in practice, the Compensation Committee generally relies heavily on the recommendations of the Chief Executive Officer with respect to all of our executive officers (other than the Chief Executive Officer himself), particularly with regard to his assessment of each executive officer’s individual performance against achievement of strategic objectives, level of responsibility exercised and the level of specialized experience and knowledge required to do the job. Determinations by our Compensation Committee are not made in accordance with strict formulas which measure weighted qualitative and quantitative factors. Rather, such determinations are more subjective in nature and take into account not only the recommendations of our Chief Executive Officer, but such other factors as deemed relevant in an effort to blend competitive ranges into our own internal policies and practices. The Compensation Committee also seeks advice from The Hay Group, a compensation consultant.
All of our executive officers have entered into one-year employment agreements with the Company effective as of August 31, 2007 that provide for, among other things, the base salary, if any, of such executive officer’s compensation package. These employment contracts permit us to increase, but not decrease, base salaries within the contract term.
Elements of our Executive Compensation Program
Our executive officer program consists of three basic elements, namely: base salary; annual incentive bonus; and long-term incentive compensation. Currently only our CEO is paid salary and none of the executive officers whose compensation is reported in the Summary Compensation Table have been paid any bonus. We expect that in the future we will begin paying the Named Executive Officers salary and bonuses consistent with their position and job performance. Consistent with our executive officer compensation philosophy, we have structured each element of our compensation package as follows:
Base Salary
Messrs. Jennewein and Kime were not paid any salary during 2007. Mr. Hennessey was paid $63,000 during 2007. Currently, the salaries paid to our executive officers as a group are substantially less than the salaries typically paid to executives with the experience and background of our executive officers.

Bonuses
None of our executive officers were paid a bonus in 2007. We do not currently have any bonus plan for executive officers.
Long-Term Incentive Compensation
The long-term incentive awards for our executive officers are made under our 2007 Stock Option Plan under which the Compensation Committee may, among other things, grant or award stock options and other stock-based awards, subject to certain limitations and restrictions as set forth in the plan. Our use of stock-based awards for our executive officers is the primary means by which we provide our executive officers a long-term incentive that becomes more valuable to the executive to the extent our share value increases, thereby aligning each executive’s interest with the interest of our stockholders.
It is the policy of the Compensation Committee that, with respect to all equity-based compensation for the executive officers, the award dates for each grant shall be specified by the Compensation Committee at a duly convened meeting as of a date on or after the date of its action, and that the exercise price or value of the grant shall be determined by reference to the closing price of our common stock on the specified award date. See “Outstanding Equity Awards at Fiscal Year-End” table for additional information. Equity grants may also be made to new executive officers upon commencement of their employment and, on occasion, to executive officers in connection with a significant change in job responsibility, extraordinary performance, or other reasons.
Executive Perquisites
Historically, we have not offered perquisites to our executive officers.
Tax and Accounting Implications
Section 162(m) of the Internal Revenue Code generally precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1 million per individual paid to its chief executive officer or the other named executive officers. Under Section 162(m), certain compensation, including “performance-based compensation,” is excluded from this deduction limitation. Our intent is to structure compensation paid to our executives to be deductible; however, from time to time, the Compensation Committee may award compensation that may not be deductible if it determines that such awards are consistent with our compensation philosophy and in the best interest of our stockholders. We believe that all of the 2007 compensation paid to our executive officers is fully deductible.

2007 Summary Compensation Table
The following table summarizes the total compensation paid or earned by the Company’s Principal Executive Officer, Principal Financial Officer and General Counsel, the only other executive officer of the Company, (together the “Named Executive Officers”), for the fiscal year ended December 31, 2007. No compensation was paid to the Company’s Named Executive Officers prior to fiscal year 2007.

			Stock
		Salary	Awards	Total
Name and Principal Position	Year	($)	($)	($)
Edward P. Hennessey, President and CEO	2007	$63,000	—	$63,000
Michael D. Kime, General Counsel	2007	—	—	—
Thomas Jennewein, Chief Financial Officer	2007	—	—	—
Our executive officer program consists of three basic elements, namely: base salary; annual incentive bonus; and long-term incentive compensation. Currently only our CEO is paid salary and none of none of our Named Executive Officers were paid a bonus in 2007. We expect that in the future we will begin paying the Named Executive Officers salary and bonuses consistent with their position and job performance.
2007 Outstanding Equity Awards at Fiscal Year-End
The following table provides information on unexercised stock options and unvested restricted stock awards granted to the named executive officers that were outstanding as of December 31, 2007.

	Option Awards			Stock Awards
	Number of
	Securities
	Underlying
	Unexercised	Option		Number of Shares
	Options	Exercise	Option	or Units of Stock	Market Value of Shares
	(#)	Price	Expiration	That Have Not	or Units of Stock That
Name	Exercisable	($)	Date	Vested (1) (#)	Have Not Vested (2) ($)
Edward P. Hennessey	—	$0.15	August 31, 2014	2,250,000	$1,237,500
Michael D. Kime	—	$0.15	August 31, 2014	800,000	$440,000
Thomas Jennewein	—	$0.15	August 31, 2014	800,000	$440,000

(1)
Of the unvested shares owned by the Named Executive Officers at December 31, 2007, one-third will vest on August 31, 2008, 2009 and 2010, if the Named Executive Officers are employees of the Company at that time.

(2)	Market value of unvested shares is based on closing market price of $0.55 per share on December 31, 2007.
2007 Option Exercises and Stock Vested
There were no option exercises or vesting of restricted stock for the year ended December 31, 2007 with respect to each of the Named Executive Officers.
Pension Benefits
None of our Named Executive Officers are covered by a defined pension benefit plan or other similar benefit plan that provides for payments or other benefits.
Nonqualified Deferred Compensation
We do not have any nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control
Each of the employment agreements with our Named Executive Officers was entered into for an initial term of employment that commenced as of August 31, 2007 and expires on August 31, 2008. By their terms, the employment agreements automatically renew for additional one-year periods, unless terminated by either us or the employee by August 31, 2008.
The employment agreements may be terminated upon: (i) our dissolution, (ii) the death or permanent disability of the employee, (iii) by us upon the employee’s unsatisfactory performance of his duties under the agreement, (iv) ten days’ written notice by us upon breach or default of the terms of the agreement by the employee, or (v) by the employee upon 30 days’ written notice to us. The employment agreements also permit us to terminate the employee’s employment following an act of misconduct.
If employment is terminated for any of the reasons set forth above, the Named Executive Officers discussed above will only receive their base salary accrued but unpaid as of the date of the termination. If employment is terminated for any reason other than those set forth above and those subsequent to a change in control of the Company, as discussed below, the Officers will receive one year of base salary. Additionally, for Mr. Hennessey all of his shares subject to stock options will vest and for Messrs. Kime and Jennewein one-half of the shares subject to their stock options will vest.
If, pursuant to a change in control of the Company, an employee’s employment agreement is involuntarily terminated, the employee will receive severance pay in an amount equal to his annual base salary for one year following the date in which he was terminated.
AUDIT COMMITTEE REPORT
The responsibilities of the Audit Committee are provided in its Charter, which has been approved by the Board of Directors of the Company. In fulfilling its oversight responsibilities with respect to the December 31, 2007 financial statements, the Audit Committee, among other things, has:
•
reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2007, including a discussion of the quality and acceptability of our financial reporting and internal controls;

•
discussed with the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments and estimates and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of American Institute of Certified Public Accountants;

•
discussed with the Company’s independent registered public accounting firm its independence from management and the Company, received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees , as amended, by the Independence Standards Board, and considered the compatibility of non-audit services with the Company’s independent registered public accounting firm’s independence; and

•	discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit.
Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.
Respectfully submitted,
AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
CLEANTECH BIOFUELS, INC.
Larry McGee, Chairman of the Audit Committee
Benton Becker, Member
Ira Langenthal, Member
Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
From time to time, the Company has engaged in various transactions with certain of its directors, executive officers and other affiliated parties.
The following paragraphs summarize certain information concerning certain transactions and relationships that have occurred during the past fiscal year or are currently proposed.
Paul Simon, Jr., a director of the Company, is a Member of the law firm Sauerwein, Simon & Blanchard, P.C., which has provided legal services to the Company in prior years and is currently providing legal services to the Company.
We use Arthur J. Gallagher as our broker for business and property insurance. Our CEO’s brother is currently employed at Arthur J. Gallagher and is involved in the negotiation of premiums charged to us. We anticpate purchasing additional insurance through Arthur J. Gallagher in the future.
PROPOSAL 2-INCREASE OF STOCK OPTION POOL
The Board and the Compensation Committee have determined that it is in the best interest of the Company and its stockholders to amend the Company’s 2007 Stock Option Plan to increase the number of shares of common stock available for issuance. To date, we have issued 4,610,000 stock options and have reserved an additional 1,200,000 shares for issuance under the plan. There are currently 1,190,000 stock options remaining for issuance. The Board and the Compensation Committee are proposing that we increase the amount of stock options available for grant by 2,000,000 stock options so that, if approved, there will be 3,190,000 stock options available for grant (the “Plan Amendment”). The Board and the Compensation Committee have approved the Plan Amendment to be effective as of the date of approval by the Company’s stockholders. The Plan Amendment will not become effective unless stockholder approval is obtained at the Annual Meeting. The principal features of the 2007 Stock Incentive Plan are summarized below and are qualified in their entirety by reference to the full text of the plan. Our 2007 Stock Option Plan was filed with the SEC as Exhibit 10.7 to our Registration Statement on Form SB-2 dated September 10, 2007 and is also available upon written request to the Company’s secretary, Michael D. Kime, 7386 Pershing Ave., St. Louis, Missouri 63130, or by telephone at (314) 802-8670.
Description of the 2007 Stock Incentive Plan
We adopted the 2007 Stock Option Plan prior to filing our Registration Statement on Form SB-2. The 2007 Stock Option Plan permits awards of non-qualified stock options, incentive stock options, restricted stock, restricted stock units and performance shares.
As of the date of this proxy statement, restricted stock, non-qualified stock options and incentive stock options have been issued under the 2007 Stock Incentive Plan. Options granted under the 2007 Stock Incentive Plan vest at the discretion of the board of directors and expire ten years from the date of grant, or such other date as may be set in the grant. To date, the vesting term of the options granted under the Plan has ranged from two years vesting for directors to three years vesting for executive officers.
The Board of Directors believes that stock incentive plans as part of a comprehensive compensation package provides the Company with an opportunity to communicate its goals and standards of performance, attract and retain talented individuals, and achieve continued success and growth. The Company believes it can build stockholder value by motivating valuable employees, rewarding individual performance and developing long-term employee commitment through ownership of company stock.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE INCREASE OF THE STOCK OPTION POOL.
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Larry O’Donnell, CPA (“O’Donnell”), as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the current fiscal year ending December 31, 2008.

Except for a going concern opinion included in the 2007 audit, O’Donnell’s reports on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
In connection with the Company’s audit for each of the two most recent fiscal years, there were no disagreements with O’Donnell on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of O’Donnell, would have caused O’Donnell to make reference thereto in their report in the financial statements for such years.
During the Company’s two most recent fiscal years, there were no reportable events as defined in Regulation S-K, Item 304(a)(1)(v).
A proposal will be presented at the Annual Meeting to ratify the appointment of O’Donnell as the Company’s independent registered public accounting firm. One or more of the representatives of that firm are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so. Neither the Company’s By-laws nor its other governing documents or law require stockholder ratification of the selection of O’Donnell as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of O’Donnell to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
LARRY O’DONNELL, CPA AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table sets forth the amount of audit fees, tax fees, audit-related fees and all other fees billed or expected to be billed by Larry O’Donnell, CPA , the Company’s current independent registered public accounting firm, for the year ended December 31, 2007:

2007

Audit Fees (1)	$6,000
Tax Fees	—
Audit-Related Fees (2)	4,200
All Other Fees	—

Total Fees	$10,200

(1)	Includes annual financial statement audit.

(2)	Represents fees for services associated with the Company’s reverse merger and registration statement during April 2007 through September 2007.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed by the Company’s independent registered public accounting firm. All of the fees listed above were pre-approved in accordance with this policy. The policy provides for pre-approval by the Audit Committee of specifically defined audit and permitted non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the Company’s independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. The Audit Committee, after review and discussion with O’Donnell of the Company’s pre-approval policies and procedures, determined that the provision of these services in accordance with such policies and procedures was compatible with maintaining O’Donnell’s independence.
ANNUAL REPORT
The Annual Report of the Company for the 2007 fiscal year accompanies this Notice of Annual Meeting and Proxy Statement.
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 2007.
FUTURE PROPOSALS
Stockholder proposals intended to be presented at the 2009 Annual Meeting of Stockholders must be received by the Company not later than December 30, 2008 for inclusion in the Company’s proxy statement and proxy relating to that meeting, which we believe will be a reasonable time period before we print and send proxy materials for our 2009 Annual Meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.
Stockholder proposals and nominations for directors made outside of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, may be considered at the 2009 Annual Meeting of Stockholders only if timely notice is given to the Company by April 15, 2009. Such notice must include a description of the proposed business and the reasons therefor. The Board of Directors or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for stockholder action in accordance with applicable law. These requirements are separate from the procedural requirements a stockholder must meet to have a proposal included in the Company’s proxy statement.

COMMUNICATION WITH THE BOARD OF DIRECTORS
A stockholder who wishes to communicate with our Board of Directors, specific individual directors or the non-employee directors as a group, may do so by directing a written request addressed to such director(s) in care of the Corporate Secretary at the address appearing on the first page of this proxy statement. Such communication will be directed to the intended director, group of directors or the entire Board of Directors, as the case may be.
HOUSEHOLDING OF MATERIALS
In some instances, only one copy of this proxy statement or annual report is being delivered to multiple stockholders sharing an address, unless the Company has received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of the proxy statement or annual report, as applicable, to any stockholder at your address. If you wish to receive a separate copy of the proxy statement or annual report, you may call us at (314) 802-8673 or send a written request to CleanTech Biofuels, Inc., 7386 Pershing Ave., St. Louis, Missouri 63130, Attention: Secretary. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy statement or annual report may request delivery of a single copy also by calling us at the number or writing to us at the address listed above.
OTHER BUSINESS
The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than as set forth in the Notice that accompanies this Proxy Statement. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR FISCAL YEAR 2007 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO CLEANTECH BIOFUELS, INC., 7386 PERSHING AVE., ST. LOUIS, MISSOURI 63130, ATTENTION: MICHAEL D. KIME, SECRETARY. STOCKHOLDERS MAY ALSO ACCESS THE FORM 10-KSB AND THE COMPANY’S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION THROUGH THE COMPANY’S WEBSITE AT WWW.CLEANTECHBIOFUELS.NET.
By Order of the Board of Directors,
MIC HAEL D. KIME
Secretary
St. Louis, Missouri
May 14, 2008

PROXY
CLEANTECH BIOFUELS, INC.
ANNUAL MEETING OF STOCKHOLDERS
June 17, 2008
The undersigned hereby appoints Edward P. Hennessey, with full power of substitution, or if Edward P. Hennessey is unable or declines to exercise such rights hereunder, the undersigned appoints Michael D. Kime, with full power of substitution, the true and lawful attorney and proxy of the undersigned to vote all the shares of Common Stock, $0.001 par value per share, of CleanTech Biofuels, Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held at 7386 Pershing Ave., St. Louis, Missouri 63130, beginning at 10:00 a.m. local time, June 17, 2008, and at any adjournment thereof, on the following items of business as set forth in the Notice of Annual Meeting and Proxy Statement:
1. ELECTION OF DIRECTORS:
Nominees:            Benton Becker            Paul Simon, Jr.
☐	FOR all nominees (or such other person designated by the Board of Directors to replace any unavailable nominee)

☐	WITHHOLD AUTHORITY to vote for all nominees

☐	FOR ALL EXCEPT (Instruction: To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT” box and write that nominee’s name in the space provided.)
2.	INCREASE IN OPTION POOL FROM 7,000,000 SHARES TO 9,000,000 SHARES.

☐ FOR	☐ AGAINST	☐ ABSTENTION
3.	RATIFICATION OF THE ENGAGEMENT OF LARRY O’DONNELL, CPA AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

☐ FOR	☐ AGAINST	☐ ABSTENTION
4.	OTHER MATTERS

In his discretion with respect to the transaction of such other business as may properly come before the meeting.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, FOR THE INCREASE IN THE OPTION POOL, FOR THE RATIFICATION OF LARRY O’DONNELL, LLP, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

DATE , 2008

Please date and sign exactly as your name appears on the envelope. In the case of joint holders, each should sign. When signing as attorney, executor, etc., give full title. If signer is a corporation, execute in full corporate name by authorized officer.